Filed pursuant to Rule 433 of the Securities Act of 1933 Issuer Free Writing Prospectus dated September 24, 2021 Relating to the Preliminary Prospectus dated September 24, 2021 Registration Statement File No. 333-256572 context therapeutics Advancing Medicines For Female Cancers Context Therapeutics Inc.Filed pursuant to Rule 433 of the Securities Act of 1933 Issuer Free Writing Prospectus dated September 24, 2021 Relating to the Preliminary Prospectus dated September 24, 2021 Registration Statement File No. 333-256572 context therapeutics Advancing Medicines For Female Cancers Context Therapeutics Inc.

Context Therapeutics Highlights Context Therapeutics Highlights Our Focus → Women’s oncology → Onapristone extended release (ONA-XR) Lead Asset: → ONA-XR is a full progesterone receptor (PR) antagonist ONA-XR → PR oncogenic signaling associated with breast, ovarian, and endometrial cancer → ONA-XR in multiple clinical trials: • Three Phase 2 trials Focus on Execution • One Phase 1b/2 trial • Two Phase 0 biomarker studies → ONA-XR has been administered in over 128 subjects-to-date • Appears to be well tolerated, which supports continued development Path Forward • Designed to potentially enhance current therapies and reduce resistance to antiestrogen therapy • Straightforward clinical development plan 5 Nasdaq: CNTXContext Therapeutics Highlights Context Therapeutics Highlights Our Focus → Women’s oncology → Onapristone extended release (ONA-XR) Lead Asset: → ONA-XR is a full progesterone receptor (PR) antagonist ONA-XR → PR oncogenic signaling associated with breast, ovarian, and endometrial cancer → ONA-XR in multiple clinical trials: • Three Phase 2 trials Focus on Execution • One Phase 1b/2 trial • Two Phase 0 biomarker studies → ONA-XR has been administered in over 128 subjects-to-date • Appears to be well tolerated, which supports continued development Path Forward • Designed to potentially enhance current therapies and reduce resistance to antiestrogen therapy • Straightforward clinical development plan 5 Nasdaq: CNTX context t h er ap eu t i c s Appendix 35 Nasdaq: CNTXcontext t h er ap eu t i c s Appendix 35 Nasdaq: CNTX

Appendix Abbreviations AR Androgen Receptor ctDNA Circulating tumor DNA ER Estrogen receptor ESR1 Estrogen receptor 1 gene Ful Fulvestrant GR Glucocorticoid Receptor MAPK Mitogen activated protein kinase mBCa Metastatic breast cancer ONA-IR Onapristone immediate release ONA-XR Onapristone extended release ORR Overall response rate PFS Progression free survival PR Progesterone receptor PR+ Progesterone receptor positive SERD Selective estrogen receptor degrader SoC Standard of Care WT Wild type 36 Nasdaq: CNTXAppendix Abbreviations AR Androgen Receptor ctDNA Circulating tumor DNA ER Estrogen receptor ESR1 Estrogen receptor 1 gene Ful Fulvestrant GR Glucocorticoid Receptor MAPK Mitogen activated protein kinase mBCa Metastatic breast cancer ONA-IR Onapristone immediate release ONA-XR Onapristone extended release ORR Overall response rate PFS Progression free survival PR Progesterone receptor PR+ Progesterone receptor positive SERD Selective estrogen receptor degrader SoC Standard of Care WT Wild type 36 Nasdaq: CNTX

Role of Progesterone in Cancer Epidemiologic Evidence: Progesterone Increases Breast Cancer Risk Progesterone promotes oncogenic progression and maintenance of stem cells, creating a reservoir of pre-malignant cells to seed metastasis. Initial evidence for this tumorigenic role is derived from longitudinal studies of the use of hormone replacement therapy in menopausal women. These studies determined that estrogen was correlated with a 23% decrease in cancer risk, whereas progesterone was correlated with a 25% increase in cancer risk (Horwitz 2008, Anderson 2012). The conclusion of this finding is that blocking progesterone function via anti-progestin therapy may be beneficial in cancer patients. 37 Nasdaq: CNTXRole of Progesterone in Cancer Epidemiologic Evidence: Progesterone Increases Breast Cancer Risk Progesterone promotes oncogenic progression and maintenance of stem cells, creating a reservoir of pre-malignant cells to seed metastasis. Initial evidence for this tumorigenic role is derived from longitudinal studies of the use of hormone replacement therapy in menopausal women. These studies determined that estrogen was correlated with a 23% decrease in cancer risk, whereas progesterone was correlated with a 25% increase in cancer risk (Horwitz 2008, Anderson 2012). The conclusion of this finding is that blocking progesterone function via anti-progestin therapy may be beneficial in cancer patients. 37 Nasdaq: CNTX

Role of Progesterone in Cancer Target Validation: In Vivo Models 80% 450 14 75% 400 12 350 10 MPA 300 8 Control 250 6 200 4 150 100 2 50 0 Number of Mice With Tumors Proliferative Index of Tumors 0 (n=20 per arm) (Mean BrdU as %) 0 10 20 30 Days WT PR KO Progesterone Receptor Knockout (PR KO) Inhibits Tumors Progesterone Stimulates Tumors Carcinogen treated, 7,12 dimethylbenz(a)anthracene (DMBA), pituitary- Progestin-induced mammary carcinomas were subcutaneously transplanted into isografted mice, there was a marked reduction in mammary tumor incidence the flank of female BALB/c mice treated or non -treated with synthetic at week 44 in PRKO mice as compared with isogenic wild types (WT). progesterone - medroxyprogesterone acetate (MPA). (Adapted from Lydon) (Adapted from Lanari) Progesterone Receptor Regulates Tumor Growth : Lydon, Cancer Research, 1999 38 Nasdaq: CNTX Lanari, Endocrine-Related Cancer, 2009 Tumor Volume (mm3)Role of Progesterone in Cancer Target Validation: In Vivo Models 80% 450 14 75% 400 12 350 10 MPA 300 8 Control 250 6 200 4 150 100 2 50 0 Number of Mice With Tumors Proliferative Index of Tumors 0 (n=20 per arm) (Mean BrdU as %) 0 10 20 30 Days WT PR KO Progesterone Receptor Knockout (PR KO) Inhibits Tumors Progesterone Stimulates Tumors Carcinogen treated, 7,12 dimethylbenz(a)anthracene (DMBA), pituitary- Progestin-induced mammary carcinomas were subcutaneously transplanted into isografted mice, there was a marked reduction in mammary tumor incidence the flank of female BALB/c mice treated or non -treated with synthetic at week 44 in PRKO mice as compared with isogenic wild types (WT). progesterone - medroxyprogesterone acetate (MPA). (Adapted from Lydon) (Adapted from Lanari) Progesterone Receptor Regulates Tumor Growth : Lydon, Cancer Research, 1999 38 Nasdaq: CNTX Lanari, Endocrine-Related Cancer, 2009 Tumor Volume (mm3)

Rationale for ONA-XR ONA-XR Active in Hard-to-Treat ESR1 Mutations 1,2 • 20-35% of ER+,PR+,HER2- metastatic breast tumors are ESR1 mutated (hyperactive estrogen receptor) 1,2 • Estrogen receptor mutations are associated with resistance to ant -es i trogen + CDK4/6i therapy 3 • ESR1 mutations stimulate PR expression and induce PR activity ESR1 Mutants Mechanisms of Resistance ESR1 Mutations Stimulate PR Synergy in ESR1 Mutant Model Require PR for Growth ** 16 12 8 4 Veh Ful Ona Ona + Ful Patient-derived ER+,PR+ / ESR1mutant hom MCF7 WT and MCF7 ESR1:Y537S were organoids (WHIM20), stimulated with stimulated with estradiol and treated with T47D cells stably transduced with ESR WT estradiol (E2) and treated with onapristone and point mutants and were grown in CSS vehicle (shGFP) or treatment (shPR) for 5 (100nM), fulvestrant (100nm), or both for 5 medium for 8 days, followed by western blot days days 1 ESR1 Mut: Bartels, Mod Path, 2018; Lopez -Knowles, BJC, 2018 2 MAPK: Razavi, Cancer Cell, 2018; de Leeuw, Clin Cancer Res, 2018 39 Nasdaq: CNTX 3 PR Activity: Lopez-Knowles, BJC, 2018; Li, Cell Reports, 2013 Number of OrganoidsRationale for ONA-XR ONA-XR Active in Hard-to-Treat ESR1 Mutations 1,2 • 20-35% of ER+,PR+,HER2- metastatic breast tumors are ESR1 mutated (hyperactive estrogen receptor) 1,2 • Estrogen receptor mutations are associated with resistance to ant -es i trogen + CDK4/6i therapy 3 • ESR1 mutations stimulate PR expression and induce PR activity ESR1 Mutants Mechanisms of Resistance ESR1 Mutations Stimulate PR Synergy in ESR1 Mutant Model Require PR for Growth ** 16 12 8 4 Veh Ful Ona Ona + Ful Patient-derived ER+,PR+ / ESR1mutant hom MCF7 WT and MCF7 ESR1:Y537S were organoids (WHIM20), stimulated with stimulated with estradiol and treated with T47D cells stably transduced with ESR WT estradiol (E2) and treated with onapristone and point mutants and were grown in CSS vehicle (shGFP) or treatment (shPR) for 5 (100nM), fulvestrant (100nm), or both for 5 medium for 8 days, followed by western blot days days 1 ESR1 Mut: Bartels, Mod Path, 2018; Lopez -Knowles, BJC, 2018 2 MAPK: Razavi, Cancer Cell, 2018; de Leeuw, Clin Cancer Res, 2018 39 Nasdaq: CNTX 3 PR Activity: Lopez-Knowles, BJC, 2018; Li, Cell Reports, 2013 Number of Organoids

Rationale for ONA-XR Onapristone Clinical Experience Prior Treatments Antiprogestin Stage Patients (n) Clinical Indication Biomarker Data Reference Median (Range) 56% ORR, 17.5-month DoR Onapristone IR Robertson Breast Cancer Phase 2 19 Hormone naïve 67% CBR Locally Advanced or Metastatic (100mg QD) 1999 14.0 month PFS 10% ORR Onapristone IR Breast Cancer Phase 2 101 1 (1-2) 48% CBR Jonat 2002 Metastatic (100mg QD) 4.0 month PFS Onapristone XR *57% DCR Granulosa Cell Tumor of Ovary Phase 2 14 4 (2-17) PR+ Ongoing Metastatic (50mg BID) *21% 6-month PFS ONA-XR (10-50 mg) Onapristone IR 2.8 month PFS Castrate Resistant Prostate Cancer (10 - 50mg BID) Phase 1b/2 36 2 (1-4) PR+ Jayaram 2017 Active progression on Abiraterone ±Abiraterone ONA-XR (50 mg) + Abiraterone 4.4 month PFS Onapristone XR 25% DCR Breast Cancer Phase 1 20 9 (2-14) PR+ Cottu 2018 (10 - 50mg BID) Metastatic 15% 6-month PFS Onapristone XR 8% ORR Ovarian Cancer Phase 1 13 4 (2-10) PR+ Cottu 2018 Metastatic (10 - 50mg BID) 31% 6-month PFS * = immature data 40 Nasdaq: CNTX IR = immediate release; XR = extended release

ONA-XR ONA-XR: Summary of Cumulative Serious Adverse Events* Overall 10mg BID 20mg BID 30mg BID 40mg BID 50mg BID 100mg QD (N=128) (N=16) (N=18) (N=15) (N=14) (N=47) (N=6) System Organ Class Preferred Term n (%) n (%) n (%) n (%) n (%) n (%)* n (%) Any Serious TEAE 34 (27) 7 (44) 7 (39) 6 (40) 3 (21) 9 (19) 1 (17) Ascites 2 (2) 0 0 0 1 (7) 1 (2) 0 Vomiting 2 (2) 0 1 (6) 1 (7) 0 0 0 Chest pain 2 (2) 0 1 (6) 0 1 (7) 0 0 Pneumonia 2 (2) 0 0 2 (13) 0 0 0 Femur fracture 2 (2) 0 0 1 (7) 0 1 (2) 0 Anemia 1 (1) 0 0 0 0 0 1 (17) Atrial fibrillation 1 (1) 0 0 0 0 1 (2) 0 Syncope 1 (1) 0 0 0 0 1 (2) 0 Retinal artery occlusion 1 (1) 0 1 (6) 0 0 0 0 Abdominal pain upper 1 (1) 1 (6) 0 0 0 0 0 Upper gastrointestinal hemorrhage 1 (1) 0 0 1 (7) 0 0 0 Volvulus 1 (1) 0 0 0 0 1 (2) 0 Death 1 (1) 0 0 0 0 1 (2) 0 Pyrexia 1 (1) 0 1 (6) 0 0 0 0 Portal vein thrombosis 1 (1) 1 (6) 0 0 0 0 0 Abdominal wall abscess 1 (1) 1 (6) 0 0 0 0 0 Post procedural cellulitis 1 (1) 0 0 0 1 (7) 0 0 Pyelonephritis 1 (1) 0 0 0 0 0 1 (17) Sepsis 1 (1) 0 0 0 0 1 (2) 0 Aspartate aminotransferase increased 1 (1) 1 (6) 0 0 0 0 0 Hypercalcaemia 1 (1) 0 0 0 1 (7) 0 0 Hyperkalaemia 1 (1) 0 0 0 1 (7) 0 0 Hyponatraemia 1 (1) 0 0 0 1 (7) 0 0 Hydronephrosis 1 (1) 0 0 0 0 0 1 (17) Urinary retention 1 (1) 0 0 1 (7) 0 0 0 41 Nasdaq: CNTX * As of Dec 31, 2020ONA-XR ONA-XR: Summary of Cumulative Serious Adverse Events* Overall 10mg BID 20mg BID 30mg BID 40mg BID 50mg BID 100mg QD (N=128) (N=16) (N=18) (N=15) (N=14) (N=47) (N=6) System Organ Class Preferred Term n (%) n (%) n (%) n (%) n (%) n (%)* n (%) Any Serious TEAE 34 (27) 7 (44) 7 (39) 6 (40) 3 (21) 9 (19) 1 (17) Ascites 2 (2) 0 0 0 1 (7) 1 (2) 0 Vomiting 2 (2) 0 1 (6) 1 (7) 0 0 0 Chest pain 2 (2) 0 1 (6) 0 1 (7) 0 0 Pneumonia 2 (2) 0 0 2 (13) 0 0 0 Femur fracture 2 (2) 0 0 1 (7) 0 1 (2) 0 Anemia 1 (1) 0 0 0 0 0 1 (17) Atrial fibrillation 1 (1) 0 0 0 0 1 (2) 0 Syncope 1 (1) 0 0 0 0 1 (2) 0 Retinal artery occlusion 1 (1) 0 1 (6) 0 0 0 0 Abdominal pain upper 1 (1) 1 (6) 0 0 0 0 0 Upper gastrointestinal hemorrhage 1 (1) 0 0 1 (7) 0 0 0 Volvulus 1 (1) 0 0 0 0 1 (2) 0 Death 1 (1) 0 0 0 0 1 (2) 0 Pyrexia 1 (1) 0 1 (6) 0 0 0 0 Portal vein thrombosis 1 (1) 1 (6) 0 0 0 0 0 Abdominal wall abscess 1 (1) 1 (6) 0 0 0 0 0 Post procedural cellulitis 1 (1) 0 0 0 1 (7) 0 0 Pyelonephritis 1 (1) 0 0 0 0 0 1 (17) Sepsis 1 (1) 0 0 0 0 1 (2) 0 Aspartate aminotransferase increased 1 (1) 1 (6) 0 0 0 0 0 Hypercalcaemia 1 (1) 0 0 0 1 (7) 0 0 Hyperkalaemia 1 (1) 0 0 0 1 (7) 0 0 Hyponatraemia 1 (1) 0 0 0 1 (7) 0 0 Hydronephrosis 1 (1) 0 0 0 0 0 1 (17) Urinary retention 1 (1) 0 0 1 (7) 0 0 0 41 Nasdaq: CNTX * As of Dec 31, 2020

Breast Cancer 1 First Line Metastatic Breast Cancer Phase 1b/2 Adaptive Trial utilizing ctDNA for Selection of Patients Who Are at High Risk of Early Relapse First Line (1L) Dose Escalation and Expansion Standard of Care Patient Enrichment via ctDNA ® Ibrance ONA-XR + (palbociclib) ® Ibrance (palbociclib) + + Letrozole Letrozole Primary Endpoint: • ORR Secondary Endpoints • PFS, Safety Exploratory Endpoints Enroll patients with Monitor ctDNA Levels rising ctDNA • ctDNA, PR-related biomarkers Potential Whitespace Opportunity Within 1L HR+,HER2- mBCa 1 NCT04872608 42 Nasdaq: CNTXBreast Cancer 1 First Line Metastatic Breast Cancer Phase 1b/2 Adaptive Trial utilizing ctDNA for Selection of Patients Who Are at High Risk of Early Relapse First Line (1L) Dose Escalation and Expansion Standard of Care Patient Enrichment via ctDNA ® Ibrance ONA-XR + (palbociclib) ® Ibrance (palbociclib) + + Letrozole Letrozole Primary Endpoint: • ORR Secondary Endpoints • PFS, Safety Exploratory Endpoints Enroll patients with Monitor ctDNA Levels rising ctDNA • ctDNA, PR-related biomarkers Potential Whitespace Opportunity Within 1L HR+,HER2- mBCa 1 NCT04872608 42 Nasdaq: CNTX

Breast Cancer 1 Second / Third Line Metastatic Breast Cancer Phase 2 Trial Evaluating Complete Hormone Blockade in Women Who Progressed on Prior Therapy in the Metastatic Setting Endpoints: • Primary: ORR Stage 1 Stage 2 • Secondary: ctDNA, PFS, safety ONA-XR ONA-XR 2L / 3L + + ER+,PR+,HER2- Fulvestrant Fulvestrant Breast Cancer Total N = 22 Total N = 18 Subgroup Analysis Documented Tumor Progression • ESR1 and PIK3CA mutations • PR-related biomarkers Intended to Establish Combination Synergy After Failure of CDK4/6 and/or PI3Kα Inhibitors 1 NCT04738292 43 Nasdaq: CNTXBreast Cancer 1 Second / Third Line Metastatic Breast Cancer Phase 2 Trial Evaluating Complete Hormone Blockade in Women Who Progressed on Prior Therapy in the Metastatic Setting Endpoints: • Primary: ORR Stage 1 Stage 2 • Secondary: ctDNA, PFS, safety ONA-XR ONA-XR 2L / 3L + + ER+,PR+,HER2- Fulvestrant Fulvestrant Breast Cancer Total N = 22 Total N = 18 Subgroup Analysis Documented Tumor Progression • ESR1 and PIK3CA mutations • PR-related biomarkers Intended to Establish Combination Synergy After Failure of CDK4/6 and/or PI3Kα Inhibitors 1 NCT04738292 43 Nasdaq: CNTX

Breast Cancer Pharmacodynamic Studies Study Target Deliverables • Target engagement 1 Radiolabeled Progesterone • Confirmation of recommended 18 ( F-FFNP PET) Uptake in Tumors phase 2 dose (RP2D) • Drug distribution 2 Window of Opportunity • On-target drug effects in primary breast cancer Studies Seek to Confirm Target Engagement and On-target Drug Effects 1 2 NCT04738292; NCT04142892 44 Nasdaq: CNTXBreast Cancer Pharmacodynamic Studies Study Target Deliverables • Target engagement 1 Radiolabeled Progesterone • Confirmation of recommended 18 ( F-FFNP PET) Uptake in Tumors phase 2 dose (RP2D) • Drug distribution 2 Window of Opportunity • On-target drug effects in primary breast cancer Studies Seek to Confirm Target Engagement and On-target Drug Effects 1 2 NCT04738292; NCT04142892 44 Nasdaq: CNTX

Corporate Partnerships Worldwide Exclusive License to CMC Partnership and Out-licensing of Rights CDLN6 Antibody in Bispecific Format to ONA-XR in Greater China • Integral Molecular to design and optimize CLDN6 x • Tyligand designed and optimized a novel onapristone CD3 bispecific antibody manufacturing process • Context to fund all development and commercial • Tyligand received license to ONA -XR in Greater China activities • Integral received upfront payment and is eligible to receive future milestones and royalties Value-Creating Partnerships Mutually Beneficial Expands Pipeline Capital Efficient Economics 45 Nasdaq: CNTXCorporate Partnerships Worldwide Exclusive License to CMC Partnership and Out-licensing of Rights CDLN6 Antibody in Bispecific Format to ONA-XR in Greater China • Integral Molecular to design and optimize CLDN6 x • Tyligand designed and optimized a novel onapristone CD3 bispecific antibody manufacturing process • Context to fund all development and commercial • Tyligand received license to ONA -XR in Greater China activities • Integral received upfront payment and is eligible to receive future milestones and royalties Value-Creating Partnerships Mutually Beneficial Expands Pipeline Capital Efficient Economics 45 Nasdaq: CNTX